UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2014
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
Jim Burmeister has been named the new Vice President of Finance, reporting to CFO John Granato. Jim will take over the responsibilities of current Vice President, Finance and Treasurer Nick Conrad who is retiring in early 2015. Jim and Nick will work closely to transition during the coming months.
As Vice President of Finance, Jim will oversee the Treasury, Insurance, Cash Management, Investor Relations and Credit functions. The Corporate Tax and Business Development departments will also report to Jim as well as the Services’ Continuous Improvement lead.
With broad and extensive experience in corporate finance and business leadership, Jim joins The Andersons after most recently serving as the Vice President of Finance for the Roofing and Asphalt division of Owens Corning. Prior to joining Owens Corning in 2005, Jim worked for Rubbermaid Inc. and General Electric.
Jim is an active member of the Advisory Board to the Finance department at the University of Toledo, and has served in local and national leadership roles in Financial Executives International (FEI).
Jim earned a Bachelor's of Science degree from the United States Naval Academy in Annapolis, MD. After graduation, Jim served as an officer in the United States Marine Corps, leading Marines in the U.S., Asia, Mediterranean and the Middle East.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

December 5, 2014	By:	/s/ Michael J. Anderson

Name: Michael J. Anderson
Title: Chairman and Chief Executive Officer
(Principal Executive Officer)